Exhibit (a)(v) under Form N-1A
                                      Exhibit 3(i) under Item 601/Reg S-K



                              REGIONS FUNDS
                            Amendment No. 13
                                 to the
                 Amended & Restated Declaration of Trust
                           dated May 19, 2000


THIS Declaration of Trust is amended as follows:

Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

       "Section 5.  Establishment and Designation of Series or Class.

      Without limiting the authority of the Trustees set forth in
      Article XII, Section 8, inter alia, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class the Series and Classes of the Trust are established and designated as:

           Regions Morgan Keegan Select Aggressive Growth Fund
                             Class A Shares
                             Class B Shares
                             Class C Shares

               Regions Morgan Keegan Select Balanced Fund
                             Class A Shares
                             Class B Shares
                             Class C Shares

             Regions Morgan Keegan Select Fixed Income Fund
                             Class A Shares
                             Class B Shares
                             Class C Shares

        Regions Morgan Keegan Select Government Money Market Fund
                Regions Morgan Keegan Select Growth Fund
                             Class A Shares
                             Class B Shares
                             Class C Shares

      Regions Morgan Keegan Select Limited Maturity Government Fund
                             Class A Shares
                             Class B Shares
                             Class C Shares

           Regions Morgan Keegan Select Strategic Equity Fund
                             Class A Shares
                             Class B Shares
                             Class C Shares


         Regions Morgan Keegan Select Treasury Money Market Fund
                             Class A Shares
                             Class B Shares

                    Regions Morgan Keegan Value Fund
                             Class A Shares
                             Class B Shares
                             Class C Shares


            The undersigned hereby certify that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 14th day of November, 2002.

            WITNESS the due execution hereof this 14th day of November, 2002.



/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.

John F. Donahue                     Lawrence D. Ellis, M.D.



/s/ Thomas G. Bigley                /s/ Peter E. Madden

Thomas G. Bigley                    Peter E. Madden



/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.

John T. Conroy, Jr.                 Charles F. Mansfield, Jr.



/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.

Nicholas P. Constantakis            John E. Murray, Jr.



/s/ John F. Cunningham              /s/Marjorie P. Smuts

John F. Cunningham                  Marjorie P. Smuts



/s/ J. Christopher Donahue          /s/ John S. Walsh

J. Christopher Donahue              John S. Walsh